Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated August 14, 2017, relating to the financial statements of Sogou Inc., which appears in the Registration Statement on Form F-1 (No. 333-220928).

/s/ PricewaterhouseCoopers Zhong Tian LLP

Beijing, the People’s Republic of China

December 29, 2017